EXHIBIT 23(D)

                        INVESTMENT ADVISORY AGREEMENT




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                        INVESTMENT ADVISORY AGREEMENT


      This Agreement made and entered into as of December [___], 1999, by and between THE LEGACY FUNDS, INC., a Delaware business trust (the "Company"), and INGALLS & SNYDER LLC, a New York limited liability company (the "Adviser"):

            WHEREAS,  the  Company  is  an  open-end  diversified   management
investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio; and

            WHEREAS, the Company desires to retain the Adviser to render investment advisory services to the Legacy Growth Fund, which is a separate series of the Company (the "Fund"), and the Adviser is willing to render such services;

            NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth the parties hereto agree as follows:

      1. ADVISORY SERVICES. The Company hereby appoints the Adviser to act as investment adviser to the Fund with respect to the assets belonging to the Fund, and to provide administration of the Fund not otherwise provided by third party service providers, subject to the discretion of the Board of Trustees, for the period and on the terms set forth in this Agreement.
Shares of beneficial interest of the Company, par value $.01 per share, representing interests in the Fund, are referred to herein as "Fund Shares." The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Company, at its option, may also appoint the Adviser to act as investment adviser hereunder with respect to the assets belonging to any other series of the Company from time to time created, but the Adviser shall not be required to accept any such appointment. The Adviser shall furnish investment research and advice to the Fund and shall manage the investment and reinvestment of its assets and its business affairs and matters incidental thereto, all subject to the supervision of the Board of Trustees of the Company and subject to the provisions of the Agreement and Declaration of Trust (as defined in paragraph 3(a) of this Agreement), Certificate of Trust (as defined in paragraph 3(b) of this Agreement) and By-Laws (as defined in paragraph 3(c) of this Agreement) of the Company and any resolution, rules or regulations adopted by the Board of Trustees of the Company. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed an agent for the Company. The Company shall also be free to retain, at its own expense, other persons to provide it with any services whatsoever including, but not limited to, statistical, factual or technical information or advice. The services of the Adviser herein provided are not to be deemed exclusive and the Adviser shall be free to render similar services or other services to others.


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      It is understood that the Adviser performs investment advisory services for various clients and that several individuals perform advisory services on behalf of the Adviser for such clients (the "Advisory Representatives"). It is understood that the Adviser does not require that the same advice be given by all Advisory Representatives with respect to a particular investment, and the Advisory Representative acting with respect to the Fund may give advice with respect to a particular investment different from other Advisory Representatives acting with respect to other clients of the Adviser, depending upon each Advisory Representative's opinion with respect to the investment. The Company agrees that the Adviser may give advice and take action with respect to any of its clients which may differ from advice given or the timing or nature of action taken with respect to the Fund, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. In addition, the Adviser believes it to be proper that investment advisers invest their own personal funds in the same securities that are recommended to clients. The Adviser, and directors and employees of the Adviser, do make investments for their own account, which may be in securities purchased, sold or held for the Fund. The Fund does not object to the fact that the Adviser and directors and employees of the Adviser may purchase, sell or hold securities that are purchased, sold or held for the Fund in a manner (including timing, prices and quantities) that differs from action taken or advice given for the Fund. It is understood that the Adviser shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client.

      2. DUTIES OF THE ADVISER. Subject to the general supervision of the Board of Trustees of the Company, the Adviser shall administer the Company's corporate affairs and, in connection therewith, shall furnish the Company with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the investment objective, policies and restrictions of the Fund as stated in the Prospectus (as defined in paragraph 3(g) of this Agreement), Registration Statement (as defined in paragraph 3(e) of this Agreement), Agreement and Declaration of Trust, Certificate of Trust and By-Laws of the Fund and subject to the following understandings:

     (a) The Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

     (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

     (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust, the Certificate of Trust, the By-Laws and Prospectus of the Fund and with the instructions and directions of the Board of Trustees of the Fund and will conform to and comply with the requirements of the Investment

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     Company Act of 1940, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "1940 Act") and all other applicable Federal and state laws and regulations, including without limitation the provisions of the Internal Revenue Code, as amended from time to time, applicable to the Fund as a regulated investment company.

     (d) The Adviser shall determine the securities and other investments to be purchased or sold by the Fund and, as agent for the Fund, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. In placing orders with brokers and/or dealers the Adviser will comply with such policies with respect to brokerage as are set forth in the Fund's Registration Statement and Prospectus or as the Fund's Board of Trustees may adopt from time to time. In providing the Fund with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that Ingalls & Snyder LLC may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Fund's investment transaction business. The Adviser is authorized to direct portfolio transactions to Ingalls & Snyder LLC in accordance with such standards and procedures as may be approved by the Board in accordance with the 1940 Act Rule 17e-1, or other rules promulgated by the Securities and Exchange Commission. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such brokers may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Fund's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Adviser in connection with its services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers.


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     (e) The Adviser shall maintain books and records with respect to the portfolio transactions of the Fund and shall render to the Fund's Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request.

     (f) The Adviser shall provide the Fund's custodian and administrator on each business day with information relating to all transactions concerning the assets of the Fund, except redemptions of and any subscriptions for Fund Shares, and will provide on a timely basis to the Fund's administrator and other persons providing services to the Fund such information as the administrator or such other persons may reasonably request in connection with the performance of their respective duties and obligations with respect to the Fund.

     (g) The Adviser will report to the Board of Trustees of the Fund at each meeting thereof all changes in the investments and other assets of the Fund since the prior report, and will keep the Board of Trustees informed of material developments affecting the Fund and the Adviser, and on its own initiative, will furnish the Board of Trustees from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser also will furnish the Board of Trustees with such statistical and analytical information with respect to securities and other investments of the Fund as the Adviser may believe appropriate or as the Board of Trustees may reasonably request. The Adviser shall prepare and furnish to the Board of Trustees all such other written materials and documents as may be requested or as may otherwise be necessary or appropriate in connection with meetings of the Board of Trustees.

     (h) The Adviser shall furnish such office and other facilities as may be required by the Fund.

     (i) The Adviser shall compensate all personnel, officers and Trustees of the Fund if such persons are also employees of the Adviser or its affiliates.

       3. DELIVERY OF DOCUMENTS. The Company has delivered, or will deliver promptly, copies of each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements if any:

     (a) Agreement and Declaration of Trust, as in effect on the date hereof and as amended or restated from time to time (the "Agreement and Declaration of Trust").

     (b) Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware and in effect on the date hereof and as amended or restated from time to time (the "Certificate of Trust").

     (c) By-Laws of the Fund, as in effect on the date hereof and as amended or restated from time to time (the "By-Laws").


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     (d) Certified resolutions of the Board of Trustees of the Fund and of the
     Fund's shareholders, respectively, authorizing the appointment of the Adviser and approving the form of this Agreement.

     (e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") and in effect on the date hereof relating to the Fund, and all subsequent amendments thereto.

     (f) Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission.

     (g) Prospectus or Prospectuses and Statement or Statements of Additional Information of the Fund, if any, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus".

       4. EMPLOYEES OF THE ADVISER. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected.

       5. BOOKS AND RECORDS. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property to the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the period prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund hereunder or by Rule 31a-1 of the Commission under the 1940 Act, as such rule may be amended from time to time, and any other applicable rule that may be adopted by the Commission.

       6. EXPENSES. During the term of this Agreement the Adviser will pay all expenses (including without limitation the compensation of all its partners, directors, officers and employees serving as Trustees or officers of the Fund pursuant to paragraph 4 of this Agreement) incurred by it in connection with its activities under this Agreement other than the cost of the securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). The Adviser also shall pay the salaries, fees and expenses of Trustees, officers and employees of the Fund who are affiliated persons of the Adviser or affiliated persons of any affiliated person of the Adviser. The Adviser shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Fund and/or the Adviser who may singly or jointly with others have access to funds or securities of the Fund, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Fund to which any such officer or employee may have access. The insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section

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17(g) of the 1940 Act shall be paid by the Fund.  All other expenses shall be borne by the Fund, subject to the limitations and reimbursements provided for in paragraphs 7 and 8 hereof.

      7. COMPENSATION. For the services provided and expenses borne by the Adviser pursuant to this Agreement, the Fund shall pay to the Adviser compensation of 1.00% per annum of the Fund's average daily net assets, payable monthly. The fee payable to the Adviser pursuant to this paragraph 7 (the "Advisory Fee") shall commence on the date hereof (the "Effective Date") and shall be accrued daily, subject to adjustment as provided below in paragraph 8, and the fee for each month will be paid to the Adviser during the succeeding month.

      8. FEE REDUCTION; LIMITATION ON EXPENSES. The following provisions of this paragraph 8 shall apply for a period of one year following the date of the first public offering and sale of the shares of The Legacy Growth Fund, unless the Adviser, in its sole discretion, elects to continue such provisions in effect thereafter. If such provisions are continued in effect after such date, such provisions may thereafter be discontinued at any time at the election and the sole discretion of the Adviser by sending written notice to the Fund of its election to terminate the effectiveness of such provisions.

     (a) In the event the Expenses (as defined in paragraph 8(e) below) of the Fund for any fiscal year exceed 1.70% of the Fund's average daily net assets (the "Expense Cap") (such excess hereinafter called the "Excess Expense"), the compensation due to the Adviser under paragraph 7 for the fiscal year in question shall be reduced by an amount equal to the Excess Expense of the Fund, and if the Excess Expense of the Fund exceeds the fees of the Fund payable to the Adviser with respect to the Fund for the fiscal year in question, the Adviser shall reimburse the Fund for the amount of such excess.

     (b) The adjustments and reimbursements provided for in paragraph 8(a) shall be made as follows:

                 (i) If the total amount of Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day exceeds the Applicable Pro Rata Portion of the Expense Cap (as defined below) through such day, the compensation payable to the Adviser with respect to such day shall be reduced by the amount of such excess.

                 (ii) If the total amount of Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day is less than the Applicable Pro Rata Portion of the Expense Cap through such day, the compensation payable to the Adviser with respect to such day shall be increased by the amount of such excess, except to the extent such increase would cause the aggregate compensation payable to the Adviser with respect to the period from the beginning of such fiscal year through such date to exceed the Applicable Pro Rata Portion of the Advisory Fee (as defined below).



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In the event any reduction of the Advisory Fee provided for in this paragraph
8(b) would result in an aggregate Advisory Fee of less than zero for any month in a fiscal year, the Adviser shall make an additional reimbursement payment to the Fund in such amount.

     (c) For purposes of this paragraph 8:

                 (i) "Applicable Pro Rata Portion of the Expense Cap" as of any day shall mean the dollar amount computed by multiplying 1.70% by (A) the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such year and (B) the average daily net asset value of the Fund from the beginning of the relevant fiscal year through such day.

                 (ii) "Applicable Pro Rata Portion of the Advisory Fee" as of any day shall mean the dollar amount of the Advisory Fee that would be payable to the Adviser with respect to the period from the beginning of the relevant fiscal year through such day, if such amount were computed without regard to the limitations set forth in this paragraph 8, multiplied by the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such fiscal year.


     (d) In the event this Agreement becomes effective on a date other than the first day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such first fiscal year shall be deemed to begin on the date of such effectiveness and to end on the last day of such fiscal year. In the event this Agreement terminates on a date other than the last day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such fiscal year shall be deemed to begin on the first day of such fiscal year and to end on the date of the termination of this Agreement. In either of such events, the Applicable Pro Rata Portion of the Expense Cap and the Applicable Pro Rata Portion of the Advisory Fee shall be reduced by multiplying such amount by the ratio computed by dividing the number of days deemed to occur in such fiscal year by 365.

     (e) As used herein, the term "Expenses" means all expenses of the Fund, including without limitation (i) the general expenses of the Fund, (ii) the fees payable to the Adviser, the Fund's administrator, if any, the Fund's transfer agent and dividend paying agent, if any, and the Fund's custodian and (iii) registration fees and the costs and expenses of qualifying the Fund's shares for offer and sale under the Blue Sky laws of any jurisdiction where such shares may be qualified from time to time.

      9. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of

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compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      10. EFFECTIVE DATE AND TERM. This Agreement shall become effective on the date hereof. This Agreement shall remain in effect until the second anniversary of the date hereof, and shall continue in effect thereafter for successive twelve-month periods (or for such shorter periods as may be specified by the Fund's Board of Trustees) subject to termination as hereinafter provided, if such continuance is approved at least annually
(a) by vote of the Fund's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or for such shorter period referred to above) if given within a period beginning not more than ninety
(90) days prior to (and including) the anniversary of the date upon which the most recent previous continuance of this Agreement became effective, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. This Agreement may be terminated without penalty at any time upon 60 days' written notice to the other party: (i) by the majority vote of all the Trustees or by majority vote of the outstanding voting securities of the Fund; or (ii) by the Adviser. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

      11. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, provided that the amendment is approved (a) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(b), if required by the 1940 Act, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

      12. NOTICES. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 61 Broadway, New York, NY 10006, Attention: Edward Oberst, or at such other address or to such other individual as shall be specified by the Adviser to the Fund in accordance with this paragraph 12. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at c/o Ingalls & Snyder, LLC, 61 Broadway, New York, NY 10006, Attention: President, or at such other address or to such other individual as shall be specified by the Fund to the Adviser in accordance with this paragraph 12, with copies to each of the Fund's Trustees at their respective addresses set forth in the Fund's Registration Statement and to the legal counsel to the Fund.

      13. AUTHORITY. The Trustees have authorized the execution of this Agreement in their capacity as Trustees and not individually. The Adviser agrees that neither the shareholders nor the Trustees nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction

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of, obligations given, executed or delivered on behalf of or by the Fund, that the shareholders, Trustees, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that the Adviser shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

      14. CONTROLLING LAW. This Agreement shall be governed by the construed in accordance with the laws of the state of New York.

      15. MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

      16. CAPTIONS. The captions of the paragraphs are for descriptive purposes only and they are not intended to limit or otherwise affect the content of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          THE LEGACY FUNDS, INC.


                                          By:  ________________________________
                                               Robert E. Belknap
                                               President


                                          INGALLS & SNYDER LLC


                                          By:  ________________________________
                                               Edward Oberst
                                               Managing Director